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                                                            EXHIBIT 5.2 AND 23.3


                                       November 4, 1996



Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, Oregon 97035

                  Re:   Southern Pacific Funding Corporation
                        Registration Statement No. 14627 on Form S-1
                        --------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Southern Pacific Funding Corporation, a California corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Convertible Subordinated Notes of the Registrant and the related preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement"). The Notes will be issued pursuant to an Indenture (the "Indenture"), between the Registrant and The Bank of New York, as trustee (the "Trustee").

        In connection with rendering this opinion letter, we have examined the form of the Indenture contained as an Exhibit in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the enforceability of such documents.

       In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

       Based upon and subject to the foregoing, it is our opinion that:

       1. When the Indenture has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, the Indenture will be a legal and valid obligation of the Registrant, enforceable against it in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

       2. When the Indenture has been duly authorized by all necessary action and duly executed and delivered by the parties thereto and the Notes have been duly issued, executed and authenticated in accordance with the provisions of the Indenture and sold and delivered as contemplated in the Registration Statement and the prospectus delivered in connection therewith, the Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture.

        We hereby consent to use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                       Very truly yours,

                                       THACHER PROFFITT & WOOD

                                       By

                                       /s/ Thacher Proffitt & Wood